Item 77C - DWS RREEF Real Estate Fund, Inc.
(the "Registrant")

Registrant incorporates by reference the
Registration Statement on Form N-14, filed on May 7, 2007,
(Accession No. 0000950123-07-006874).

The Annual Meeting (the "Meeting") of
Stockholders of DWS RREEF Real Estate Fund
II, Inc. (the "fund")
was held on June 7, 2007, at the offices of Deutsche Asset Management, Inc. (part of
Deutsche Asset
Management), 345 Park Avenue, New York, NY
10154.

At the Meeting, the following matters were voted upon by the stockholders (the resulting votes are presented below):

1.	The election of the following four
Class I Directors of the Fund to hold
office for a term of three
years and until their respective successors have been duly elected and qualified:


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
13,199,415
267,405
Dawn-Marie Driscoll
13,195,488
271,332
Keith R. Fox
13,201,979
364,841
Martin J. Gruber
13,192,810
274,010


2.	The election of the following Class
II Director of the Fund to hold office for a term of one year and until his successor has been duly elected and qualified:


Number of Votes:

For
Withheld
Axel Schwarzer
13,114,267
352,553



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